Variable Annuity Unisex Endorsement

This endorsement is made part of this contract to which it is attached. It changes the contract by substituting the following Life Income Plan Payments tables for the tables in the contract.

------------------------------------------------------------------------------------
Table A - Dollar Amount of First Monthly Variable Annuity Payment Per $1,000 Applied
------------------------------------------------------------------------------------
                          PLAN A                      PLAN B                           PLAN C          PLAN D
  Age       Beginning                           Life Income with                    Life Income
  at           in      Life Income  Five Years      Ten Years     Fifteen Years   Installment    Joint & Survivor
Auitization   Year     Non-Refund     Certain        Certain         Certain          Refund        Non-Refund
---------------------------------------------------------------------------------------------------------------------
Age 65        2005        5.85         5.83           5.77            5.66             5.67             5.20
              2010        5.78         5.76           5.71            5.61             5.61             5.16
              2015        5.72         5.70           5.65            5.56             5.56             5.13
              2020        5.66         5.64           5.60            5.52             5.51             5.09
              2025        5.60         5.59           5.54            5.47             5.47             5.06
              2030        5.55         5.53           5.50            5.43             5.43             5.04
---------------------------------------------------------------------------------------------------------------------
Age 70        2005        6.54         6.50           6.36            6.14             6.22             5.66
              2010        6.45         6.41           6.28            6.08             6.15             5.60
              2015        6.35         6.32           6.21            6.03             6.08             5.55
              2020        6.27         6.24           6.14            5.97             6.01             5.50
              2025        6.19         6.16           6.07            5.92             5.95             5.45
              2030        6.11         6.09           6.01            5.87             5.90             5.41
---------------------------------------------------------------------------------------------------------------------
Age 75        2005        7.58         7.47           7.15            6.70             6.99             6.33
              2010        7.43         7.34           7.05            6.63             6.89             6.25
              2015        7.30         7.21           6.96            6.57             6.80             6.17
              2020        7.18         7.10           6.87            6.51             6.71             6.09
              2025        7.06         6.99           6.78            6.46             6.62             6.02
              2030        6.95         6.89           6.70            6.40             6.55             5.96
---------------------------------------------------------------------------------------------------------------------
Age 85        2005       11.44        10.69           9.09            7.60             9.50             8.88
              2010       11.12        10.45           9.00            7.58             9.32             8.69
              2015       10.82        10.23           8.90            7.56             9.15             8.51
              2020       10.55        10.02           8.80            7.53             9.00             8.34
              2025       10.29         9.83           8.71            7.51             8.85             8.19
              2030       10.06         9.64           8.62            7.48             8.72             8.05
---------------------------------------------------------------------------------------------------------------------

Table A above is based on the "1983 Individual Annuitant Mortality Table A" with 100% Projection Scale G and a 5% assumed investment return. Annuity rates for any year, age, or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 5% assumed investment return.



272110                              Page 1                             A(7/2002)

----------------------------------------------------------------------------------------
Table B - Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
----------------------------------------------------------------------------------------

                                   PLAN A                           PLAN B                           PLAN C          PLAN D
    Age          Beginning                                     Life Income with                    Life Income       Joint &
    at              in           Life Income     Five Years        Ten Years     Fifteen Years     Installment      Survivor
Annuitization      Year          Non-Refund        Certain          Certain         Certain          Refund        Non-Refund
----------------------------------------------------------------------------------------------------------------------------
  Age 65           2005             4.69            4.68             4.63            4.54             4.44            4.07
                   2010             4.62            4.61             4.57            4.49             4.39            4.03
                   2015             4.56            4.55             4.51            4.43             4.34            3.99
                   2020             4.50            4.49             4.45            4.39             4.30            3.95
                   2025             4.44            4.43             4.40            4.34             4.26            3.92
                   2030             4.38            4.38             4.35            4.30             4.22            3.89
----------------------------------------------------------------------------------------------------------------------------
  Age 70           2005             5.40            5.37             5.26            5.07             4.98            4.56
                   2010             5.31            5.28             5.18            5.00             4.91            4.50
                   2015             5.21            5.19             5.10            4.94             4.85            4.44
                   2020             5.13            5.10             5.03            4.88             4.79            4.39
                   2025             5.05            5.03             4.96            4.83             4.73            4.34
                   2030             4.97            4.95             4.89            4.77             4.68            4.30
----------------------------------------------------------------------------------------------------------------------------
  Age 75           2005             6.45            6.36             6.09            5.67             5.70            5.27
                   2010             6.31            6.23             5.99            5.60             5.61            5.18
                   2015             6.17            6.10             5.89            5.54             5.53            5.10
                   2020             6.05            5.99             5.79            5.47             5.45            5.02
                   2025             5.93            5.88             5.71            5.41             5.38            4.95
                   2030             5.83            5.78             5.62            5.35             5.31            4.89
----------------------------------------------------------------------------------------------------------------------------
  Age 85           2005            10.31            9.65             8.14            6.65             8.00            7.87
                   2010            10.00            9.41             8.04            6.62             7.85            7.67
                   2015             9.70            9.19             7.93            6.59             7.70            7.49
                   2020             9.43            8.98             7.83            6.57             7.57            7.33
                   2025             9.18            8.78             7.74            6.54             7.45            7.18
                   2030             8.95            8.59             7.64            6.52             7.33            7.04
----------------------------------------------------------------------------------------------------------------------------


Table B above is based on the "1983 Individual Annuitant Mortality Table A" @ 3.00% with 100% Projection Scale G. Annuity rates for any year, age, or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 3% annual effective interest rate.


This endorsement is issued and effective as of the contract date of this contract.


American Enterprise Life Insurance Company



Secretary


272110                              Page 2                             A(7/2002)